Exhibit 10.12

SAMSON FUNDING

17 STATE STREET, STE 630

NEW YORK, NEW YORK 10004

Main Number: 347-442-7999

Dear Texas Merchant,

This letter is to inform you that since you are located in the state of Texas, you will need to remit your initial periodic payment(s) to Samson Funding, due to a law that was passed on September 1st, 2025. Samson Funding asks you to set up a recurring ACH payment from your bank to ours, pursuant to the terms of your agreement.

We are not accepting “Bill Pay” at this time, however there may be another method of payment we can accommodate. We will need confirmation that your autopayment has been set up before we can issue your advance wire.

If you need assistance setting up your payment to Samson Funding, feel free to contact us.

We appreciate your Business,

The Samson Funding Team

Initials RF

ACH / WIRE INFORMATION BELOW

410 Greenwich Avenue Greenwich, Connecticut 06830 T: 203.869.0105 F:844.801.2091

April 19, 2022

Samson Servicing, LLC

17 State St., Suite 630

New York, NY 10004

To whom it may concern,

Please be advised that Samson Servicing, LLC maintains a business checking account with Peoples United Bank, a division of M&T Bank. The corresponding account number is 6500872554 and the bank ABA/routing number is 221172186.

Please contact me if any additional information is needed.

Thank you,

/s/ Frank Smeriglio

Frank Smeriglio

Branch Manager, Vice-President

People’s United, a division of M&T Bank

Greenwich Avenue Office

410 Greenwich Avenue

Greenwich, CT 06830

203.869.0105 office | 844.801.2091 fax

NMLS #664164

peoples.com | People’s United Bank, N.A.

Revenue Based Financing (RBF/ACH) Agreement

Phone: 347-442-7999 Fax: 718-304-1163

Samson MCA LLC

Contract ID

#205220937

Steven Markowitz, Jr.

Sale of Future Receipts Agreement

	Seller’s Legal Name: ONYX CAPITAL TEQUILA PARTNERS IV LLC	D/B/A: ONYX CAPITAL TEQUILA PARTNERS IV, LLC / KAT FABRICATORS	Form of Business Entity and State of Incorporation: LLC / TX
	Street Address: 3424 DILIDO RD	City, State: DALLAS , TX	Zip: 75228
	Mailing Address:	City, State:	Zip:
	Primary Contact Name: ROBERT A. FINLEY JR	Primary Contact Title: OWNER	Primary Contact Phone Number: 972-839-3414
	Primary Contact E-Mail Address: ROBERT.FINLEY@ONYXCM.COM
	Secondary Contact Name: SCOTT W. HARTMAN	Secondary Contact Title: OWNER	Secondary Contact Phone Number: 646-342-9952
	Secondary Contact E-Mail Address: SCOTT.HARTMAN@ONYXCM.COM
Seller’s Deposit Account: Bank of Texas 8097894246 111014325 Name of Depository Institution: ABA Transit/Routing #: Checking Account #:
Purchase Price Paid to Seller $1,445,000.00		Initial Periodic Amount $34,060.71
Purchased Amount of Future Receipts $1,907,400.00

What is the Initial Periodic Amount?

The Initial Periodic Amount is an estimate of the Specified Percentage of your average sales revenue. Seller will remit the Periodic Amount to the account designated by Buyer each WEEK ON THURSDAYS, subject to your actual revenue. We based the Initial Periodic Amount on information you provided or made available to us to calculate your average revenue over a period of time prior to the date of this Agreement. Please refer to Section 4 of this Agreement for how you can adjust the Periodic Amount.

Specified Percentage 4%
Periodic Frequency [WEEKLY]
Itemization Of Net Amount Funded To Seller	Purchase Price	$1,445,000.00
	Origination Fee	$0.00
	Prior balances	$995,000.00 $450,000.00	DISCOUNTED SAMSON CONTRACT #40523934 DATED 06/04/2025 DISCOUNTED SAMSON CONTRACT #705235550 DATED 09/24/2025
	Processing Fee	$0.00
	Returned Payment Fee	$35.00	Per returned payment
	Wire/ACH Fee	$0.00
	Net Amount Funded to Seller	$0.00

This Sale of Future Receipts Agreement (“Agreement”) effective December 3, 2025, is made by and between Samson MCA LLC (“Buyer”), the business identified above (“Seller”), and each Guarantor identified below (each a “Guarantor”).

Seller, hereby sells, and assigns to Buyer, without recourse, the Purchased Amount of Future Receipts identified above (the “Purchased Amount”) of the proceeds of each future sale made by Seller (collectively “Future Receipts”) and will deliver the Specified Percentage of Future Receipts and pay the origination fee identified above (the “Origination Fee”) in accordance with this Agreement. Seller, in collecting the Future Receipts, shall be deemed a trustee of the specified percentage of receivables for the benefit of Buyer. It being expressly acknowledged that Merchant is merely holding such funds in trust for the benefit of Buyer and at all times Buyer is the sole owner of its share of the future receipts.

Agreement of Seller: By signing below Seller agrees to the terms and conditions contained in this Agreement, including those terms and conditions on the following pages, and further agrees that this transaction is for business purposes.

Seller: [ONYX CAPITAL TEQUILA PARTNERS IV LLC dba ONYX CAPITAL TEQUILA PARTNERS IV, LLC / KAT FABRICATORS]

APEX PRYME CAPITAL, LLC

By:	/s/ ROBERT A. FINLEY JR
ROBERT A. FINLEY JR, Member

JLG MERGERS AND ACQUISITIONS LLC

By:	/s/ SCOTT W. HARTMAN
SCOTT W. HARTMAN, Member

Agreement of Each Guarantor: By signing below each Guarantor agrees to the terms and conditions contained in this Agreement, including those terms and conditions on the following pages, and further agrees that this transaction is for business purposes.

Notice: This Agreement contains a personal guaranty of performance, and by signing below, you agree that you will be personally liable for the prompt and complete performance of certain obligations of Seller as described in this Agreement.

APEX PRYME CAPITAL, LLC

By:	/s/ ROBERT A. FINLEY JR
ROBERT A. FINLEY JR, Member

JLG MERGERS AND ACQUISITIONS LLC

By:	/s/ SCOTT W. HARTMAN
SCOTT W. HARTMAN, Member

Terms and Conditions

1.	Future Receipts. “Future Receipts” includes all payments made by cash, check, Automated Clearing House (“ACH”) or other electronic transfer, credit card, debit card, bank card, charge card (each such card shall be referred to herein as a “Payment Card”) or other form of monetary payment in the ordinary course of Seller’s business. As payment for the Purchased Amount, Buyer will pay to Seller the Purchase Price, minus any fees and amounts to satisfy prior balances shown above.

2.	Buyer’s Acceptance of Agreement. The obligation of Buyer under this Agreement will not be effective unless and until Buyer has completed its review of the Seller and has accepted this Agreement by delivering the Net Amount Funded to Seller, shown above. Prior to accepting this Agreement, Buyer may conduct a remittance verification to confirm Seller’s ability to remit the Initial Periodic Amount in accordance with this Agreement. If the verification is not completed to the satisfaction of Buyer, Buyer will not accept this Agreement.

3.	Delivery of Purchased Amount. Seller shall, on each Remittance Date remit the Specified Percentage of its actually collected receipts to Buyer until such time as the full Purchased Amount, and any and all fees and other charges due to Buyer are fully remitted to Buyer. The Parties agree, solely as a convenience, to utilize the Initial Periodic Amount set forth above, subject to Reconciliation and Adjusting the Periodic Amount as set forth below, in lieu of calculating the Specified Percentage of Seller’s actually collected receipts on daily basis. Seller shall proactively remit the Initial Periodic Amount or any updated periodic amount (the “Periodic Amount”) to an account designated by Buyer each Remittance Date by ACH credit, wire transfer, or other electronic funds transfer initiated by Seller. Seller will provide Buyer with any requested remittance details reasonably necessary to receive such payments and agrees to provide reasonable prior notice to Buyer of any change to Seller’s remitting account information. Upon Buyer’s request at any time, Seller shall furnish financial records or verification materials reasonably requested by Buyer to verify remittances or Seller’s financial condition, and Seller shall deliver all such items within two (2) business days after Buyer’s request. The obligations in this paragraph are absolute, unconditional, and continuing obligations of performance of Seller and, for the avoidance of doubt, are Guaranteed Obligations under the Personal Guaranty of Performance. Failure by Seller to timely deliver any such documentation or information constitutes a breach and an event of default under this Agreement and entitles Buyer to exercise any and all rights and remedies available to Buyer under this Agreement, at law or in equity.

In the event that Seller changes or permits changes to the Account or adds an additional bank or depository institution account (each such additional entity, also referred to as a bank), Seller shall provide Buyer with prior written notice of such change and shall ensure uninterrupted remittance of the Periodic Amount to the Buyer−designated account. Any such new account shall also be deemed an Account.

4.	Reconciliation and Adjusting the Periodic Amount (IMPORTANT PROTECTION FOR SELLER). The initial Periodic Amount is intended to represent the Specified Percentage of the Future Receipts. At any time, Seller or Buyer may request a reconciliation of Seller’s actual revenue to adjust the Periodic Amount to more closely reflect the Seller’s actual Future Receipts times the Specified Percentage.

a.	How Seller may Request a Reconciliation. Seller may request a reconciliation in writing via e−mail at reconciliations@samsonfunding.com

b.	How Buyer may Request a Reconciliation. Buyer may request a reconciliation in writing via e−mail at the Primary Contact E−Mail Address set forth above.

c.	Review of Reconciliation Information. Any reconciliation request by Seller must include a copy of a bank statement for each account into which Seller deposits receipts from sales itemizing account activity from the date of this Agreement through the date of the reconciliation request (the “Applicable Period). Buyer shall within three business days review Seller’s bank statements to determine if the aggregate amount of remittances during the Applicable Period was greater or less than the Specified Percentage of Seller’s actual receipts for that period (the “Reconciliation Review”). If necessary to verify the bank statements, Buyer may request reasonable additional documentation including view−only access to each account. Buyer shall not declare Seller in breach of this Agreement while Buyer is reviewing Seller’s reconciliation request.

d.	Refund Reconciliation. In connection with any Reconciliation Review, either party may request a refund reconciliation. If requested, Buyer will determine whether the amount by which the aggregate amount of all of Seller’s remittances to Buyer over the course of this Agreement was greater or less than the Specified Percentage of Seller’s actual receipts during the course of this Agreement. Within three business days after completing the Reconciliation Review, Buyer shall refund to Seller any excess amounts by crediting the account designated by Seller, or notify Seller in writing of any shortfall, in which case Seller shall remit the shortfall to the Buyer−designated account within three business days. If the Seller is entitled to a credit, Buyer shall not declare Seller in breach of this Agreement for three business days including the date Buyer refunds any excess funds. For the avoidance of doubt, the day Seller initiates payment to the Buyer shall count as day one.

e.	Changes to the Periodic Amount. Within three business days after any Reconciliation Review, Buyer shall modify the Periodic Amount to more closely reflect the Specified Percentage of Seller’s actual receipts in the previous (2) calendar weeks. At the end of two (2) calendar week period, the Seller may request another adjustment pursuant to this paragraph or it is agreed that the Periodic Amount shall revert to the Periodic Amount as agreed upon on Page 1 of this Agreement.

5.	Nonrecourse Sale of Future Receipts (THIS IS NOT A LOAN). Seller is selling a portion of a future revenue stream to Buyer at a discount, not borrowing money from Buyer. There is no interest rate or payment schedule and no time period during which the Purchased Amount must be collected by Buyer. Seller acknowledges that it has no right to repurchase the Purchased Amount from Buyer. Buyer assumes the risk that Future Receipts may be remitted more slowly than Buyer may have anticipated or projected because Seller’s business has slowed down, and the risk that the full Purchased Amount may never be remitted because Seller’s business goes bankrupt or Seller otherwise ceased operations in the ordinary course of business. Buyer is buying the Purchased Amount knowing the risks that Seller’s business may slow down or fail, and Buyer assumes these risks based on Seller’s representations, warranties and covenants in this Agreement that are designed to give Buyer a reasonable and fair opportunity to receive the benefit of its bargain. By this Agreement, Seller transfers to Buyer full and complete ownership of the Purchased Amount and Seller retains no legal or equitable interest therein.

6.	Fees and Charges. The fees and charges owed by Seller are as described in this Agreement. Some or all of the Origination Fee may be paid to a broker engaged by the Seller. Otherwise, Buyer is NOT CHARGING ANY BROKER FEES to Seller. If Seller is charged another such fee, Seller acknowledges that it is not being charged by Buyer.

7.	Credit Report and Financial Information Authorizations.

a.	Seller and each of the Guarantors signing above authorize Buyer, its agents and representatives and any credit reporting agency engaged by Buyer, to (i) investigate any references given or any other statements or data obtained from or about Seller or any of the Guarantors for the purpose of this Agreement, (ii) obtain consumer and business credit reports on the Seller and any of its Owners, and (iii) to contact personal and business references provided by the Seller in the Application, at any time now or for so long as Seller and/or Guarantors continue to have any obligations to Buyer as a consequence of this Agreement or for Buyer’s ability to determine Seller’s eligibility to enter into any future agreement with Buyer.

b.	Seller authorizes Buyer and its agents to investigate its financial responsibility and history, and will provide to Buyer any authorizations, banking or financial statements, tax returns, etc., as Buyer deems necessary and reasonable prior to or at any time after execution of this Agreement. A photocopy of this authorization will be deemed acceptable as an authorization for release of financial and credit information. Buyer is authorized to update such information and financial and credit profiles from time to time as it deems appropriate.

c.	Seller waives, to the maximum extent permitted by law, any claim for damages against Buyer or any of its affiliates relating to any investigation undertaken by or on behalf of Buyer as permitted by this Agreement or disclosure of information as permitted by this Agreement.

8.	Authorization to Contact Current and Prior Banks. Seller authorizes all of its banks and brokers and its Payment Card processor(s) to provide Buyer with Seller’s banking, brokerage and/or processing history to determine qualification or continuation in this program, or for collections upon a breach of this Agreement. Seller hereby further authorizes Buyer to contact any current or prior bank of the Seller in order to obtain whatever information it may require regarding Seller’s transactions with any such bank. Such information may include but is not limited to, information necessary to verify the amount of Future Receipts previously processed on behalf of Seller and any fees that may have been charged by the bank. In addition, Seller authorizes Buyer to contact any current or prior bank of the Seller for collection purposes and in order to confirm that Seller is exclusively using the Account identified above, or any other Account approved by Buyer, for the deposit of all sales receipts of the Seller, and that Seller is remitting the Specified Percentage to the account designated by Buyer.

9.	Right to Cancel. Seller understands that Buyer offers Seller a right to cancel this Agreement at any time within three (3) calendar days after Buyer has delivered the Net Amount Funded. Seller may exercise this right by notifying Buyer that it is cancelling this Agreement and returning the Net Amount Funded to Buyer. For the Seller’s right to cancel to be effective, Buyer must receive both the notice and the return of the Net Amount Funded within three (3) calendar days after the Buyer has delivered the Net Amount Funded.

10.	Application of Amounts Received by Buyer. Buyer reserves the right to apply amounts received by it under this Agreement to any fees or other charges due to Buyer from Seller prior to applying such amounts to reduce the amount of any outstanding Purchased Amount.

11.	Representations, Warranties and Covenants of Seller. As of the date of this Agreement and, unless expressly stated otherwise, continuing until Buyer has received 1) the Purchased Amount and 2) all fees and charges due under this Agreement, Seller represents, warrants and covenants to Buyer as follows:

a.	No Diversion of Future Receipts. Seller must deposit all Future Receipts into the Account on a daily basis and must instruct Seller’s credit card processor, which must be approved by Buyer (the “Processor”), to deposit all Payment Card receipts of Seller into the Account on a daily basis. Seller shall, on each Remittance Date in accordance with the Periodic Frequency set forth above, remit the Specified Percentage of its actually collected receipts to an account designated by Buyer by a Seller−initiated electronic transfer. Seller agrees not to (i) change the Account without the express written consent of Buyer, (ii) add an additional Account, (iii) fail to remit the Specified Percentage on each Remittance Date as required by this Agreement, (iv) close the Account without the express written consent of Buyer or, (v) take any other action with the intent to interfere with the obligation of Seller to remit the purchased Future Receipts to the account designated by Buyer.

b.	Stacking Prohibited. Seller shall not, without Buyer’s prior written consent, enter into any loan agreement or any agreement for the sale of Future Receipts. Buyer may share information regarding this Agreement with any third party in order to determine whether Seller is in compliance with this provision.

c.	Financial Condition and Financial Information. Any bank statements and financial statements of Seller that have been furnished to Buyer, and future statements that will be furnished to Buyer, fairly and accurately represent the financial condition of Seller at such dates. Furthermore, Seller represents that all documents, forms and recorded interviews provided to or with Buyer are true, accurate and complete in all respects, and accurately reflect Seller’s financial condition and results of operations at the time they are provided. Seller further agrees to authorize the release of any past or future tax returns to Buyer.

d.	Compliance with Law and Governmental Approvals. Seller is in compliance and shall comply with all applicable federal, state and local laws, rules and regulations and has valid permits, authorizations and licenses to own, operate and lease its properties and to conduct the businesses in which it is presently engaged and/or will engage inhereafter.

e.	Authority to Enter into This Agreement. Seller and the person(s) signing this Agreement on behalf of Seller, have full power and authority to incur and perform the obligations under this Agreement, all of which have been duly authorized.

f.	Change of Name or Location or Sale or Closing of Business. For so long as the full Purchased Amount has not been remitted to Buyer, Seller will not conduct Seller’s businesses under any name other than as disclosed to Buyer or change any of its places of business without prior written consent of Buyer. Except pursuant to the filing for Bankruptcy, Seller will not voluntarily sell, dispose, transfer or otherwise convey all or substantially all of its business or assets without (i) the express prior written consent of Buyer, and (ii) the written agreement of any purchaser or transferee assuming all of Seller’s obligations under this Agreement pursuant to documentation satisfactory to Buyer. Except as disclosed to Buyer in writing, Seller has no current plans to close its business either temporarily, whether for renovations, repairs or any other purpose, or permanently. Seller will not voluntarily close its business on a temporary basis for renovations, repairs, or any other voluntary purposes. This provision, however, does not prohibit Seller from closing its business temporarily if such closing is required to conduct renovations or repairs that are required by local ordinance or other legal order, such as from a health or fire inspector, or if otherwise forced to do so by circumstances outside of the control of Seller. Prior to any such closure, Seller will provide Buyer 10 calendar days’ notice to the extent practicable.

g.	No Pending or Contemplated Bankruptcy as of the Date of this Agreement. As of the date of this Agreement, Seller does not contemplate and has not filed any petition for bankruptcy protection under Title 11 of the United States Code and there has been no involuntary petition brought or pending against Seller. Seller represents that it has not consulted with a bankruptcy attorney or a debt relief organization within six months prior to the date of this Agreement. Seller further warrants that as of the date of this Agreement (i) it does not anticipate filing a bankruptcy petition nor engaging the services of a debt relief organization, (ii) it does not anticipate that an involuntary petition will be filed against it and (iii) it does not have an intent to shut down or dissolve the business in the imminent future.

h.	Seller to Pay Taxes Promptly. Seller will promptly pay all necessary taxes and other assessments, including but not limited to employment, sales and use taxes.

i.	No Violation of Prior Agreements. Seller’s execution and performance of this Agreement will not conflict with any other agreement, obligation, promise, court order, administrative order or decree, law or regulation to which Seller is subject, including any agreement that prohibits the sale or pledge of Seller’s Future Receipts.

j.	Seller’s Knowledge and Representation. Seller represents, warrants, and agrees that it is a sophisticated business entity familiar with the kind of transaction covered by the Agreement; it was represented by counsel or had full opportunity to consult with counsel.

k.	Accurate and Complete Information. Seller represents, warrants, and agrees that all information provided to Buyer and all statements made to Buyer relating to this transaction in any way have been truthful, accurate, and complete. Seller further agrees that Seller will be truthful in all future statements to Buyer, and will provide Buyer with accurate and complete information regarding Seller’s business as required by this Agreement.

12.	Rights of Buyer.

a.	Acknowledgment of Security Interest and Security Agreement. The Future Receipts sold by Seller to Buyer pursuant to this Agreement shall constitute and shall be construed and treated for all purposes as a true and complete sale, conveying good title to the Future Receipts free and clear of any liens and encumbrances, from Seller to Buyer. To the extent the Future Receipts are “accounts” or “payment intangibles” as those terms are defined in the Uniform Commercial Code as in effect in the state in which the Seller is located (“UCC”) then: (i) the sale of the Future Receipts creates a security interest as defined in the UCC, (ii) this Agreement constitutes a “security agreement” under the UCC, and (iii) Buyer has all the rights of a secured party under the UCC with respect to such Future Receipts. Seller further agrees that, with or without a breach of this Agreement, Buyer may notify account debtors, or other persons obligated on the Future Receipts, or holding the Future Receipts, of Seller’s sale of the Future Receipts and may instruct them to make payment or otherwise render performance to or for the benefit of Buyer.

b.	Financing Statements. Seller authorizes Buyer to file one or more UCC-1 forms consistent with the UCC to give notice that the Purchased Amount is the sole property of Buyer. The UCC filing may state that such sale is intended to be a sale and not an assignment for security and may state that the Seller is prohibited from obtaining any financing that impairs the value of the Future Receipts or Buyer’s right to collect same. Seller shall be responsible for all costs incurred by Buyer associated with the filing, amendment or termination of any UCC filings and shall remit such amounts, upon invoice, by electronic funds transfer initiated by Seller to an account designated by Buyer.

c.	Right of Access. In order to ensure that Seller is complying with the terms of this Agreement, Buyer shall have the right to (i) enter during regular business hours, without notice, the premises of Seller’s business for the purpose of inspecting and checking Seller’s transaction processing terminals to ensure the terminals are properly programmed to submit and or batch Seller’s daily receipts to the Processor and to ensure that Seller has not violated any other provision of this Agreement, (ii) Seller shall provide access to its employees and records and all other items as requested by Buyer; and (iii) have Seller provide information about its business operations, banking relationships, vendors, landlord and other information to allow Buyer to interview any relevant parties.

d.	Phone Recordings and Contact. Seller agrees that any call between Buyer and Seller, and their agents and employees may be recorded or monitored. Further, Seller agrees that (i) it has an established business relationship with Buyer, its employees and agents and that Seller may be contacted from time-to-time regarding this or other business transactions, (ii) that such communications and contacts are not unsolicited or inconvenient, and (iii) that any such contact may be made at any phone number, email address, or facsimile number given to Buyer by the Seller, its agents or employees, including cellular telephones.

e.	Seller-Initiated Remittance Obligations. Seller shall, on each Remittance Date, proactively remit the Specified Percentage of its actually collected receipts (or the applicable Periodic Amount, as adjusted in accordance with this Agreement) to an account designated by Buyer, by wire transfer, ACH credit, or other electronic funds transfer initiated by Seller. Remittance shall be made on a daily or weekly basis, as indicated in the payment schedule of this Agreement. Seller shall ensure that each required remittance is received by Buyer on the applicable Remittance Date. If Seller discovers any error in a remittance, Seller shall promptly notify Buyer and initiate any correcting transfer. For the avoidance of doubt, Buyer shall not initiate or draft ACH debits, electronic checks, or other withdrawals from any Seller account under this Agreement. Within two (2) business days of Buyer’s request, Seller shall deliver to Buyer backup documentation supporting such remittance, including, without limitation, the applicable bank or processor confirmation or statement entry, corresponding sales or payment processor batch reports, and other evidence reasonably necessary to substantiate the remitted Specified Percentage or Periodic Amount. Time is of the essence with respect to the foregoing documentation obligation, which constitutes a Guaranteed Obligation under the Personal Guaranty of Performance. Failure to provide such documentation at the time the remittance is made constitutes an immediate breach and event of default under this Agreement and entitles Buyer to exercise any and all rights and remedies available to Buyer hereunder.

f.	Documentation and Financial Reporting; Verification Rights. From and after the date of this Agreement and continuing until Buyer has received the Purchased Amount and all fees and charges due hereunder, and as set forth in Section 12(e), Seller shall, within two (2) business days of Buyer’s request, furnish such financial records or verification materials as Buyer may reasonably request to verify Seller’s remittances and financial condition, which may include, without limitation, bank statements, general ledgers, accounts receivable and accounts payable agings, tax returns, processor statements, cash flow statements, and related supporting documents (Requested Financial Information). Seller shall deliver all Requested Financial Information to Buyer within two (2) business days after Buyer’s request. Time is of the essence. Seller’s obligations in this subsection are absolute, unconditional and continuing obligations of performance and constitute Guaranteed Obligations under the Personal Guaranty of Performance. Failure by Seller to timely deliver any Requested Financial Information as provided herein shall constitute a breach and an event of default under this Agreement and shall entitle Buyer to exercise any and all rights and remedies available to Buyer under this Agreement, at law or in equity, including those set forth in Section 13.

13.	Remedies for Seller’s Breach of this Agreement. If Seller violates any term or covenant in this Agreement, Buyer may proceed to protect and enforce its rights including, but not limited to, the following:

a.	The Specified Percentage shall equal 100%. The full undelivered Purchased Amount plus all fees and charges (including collection and legal fees as more fully described in this Agreement) assessed under this Agreement will become due and payable in full immediately.

b.	Buyer may enforce the provisions of the Personal Guaranty of Performance against each Guarantor.

c.	Seller shall pay to Buyer all reasonable costs associated with Seller’s breach including but not limited to court fees and attorney’s fees calculated at 30% of the unremitted Purchased Amount at the time of Seller’s breach. Buyer may proceed to protect and enforce its rights and remedies by arbitration or lawsuit. In any such arbitration or lawsuit, under which Buyer shall recover Judgment against Seller, Seller shall be liable for all of Buyer’s costs, including but not limited to all reasonable attorneys’ fees and court costs. However, the rights of Buyer under this provision shall be limited as provided in the arbitration provision set forth below.

d.	Upon Seller’s failure to make a remittance, Buyer may deliver written notice of nonpayment to Seller and demand immediate remittance of the specified percentage of receivables to Seller to the account designated by Buyer. In such event the Seller shall within two (2) business days respond with documentation evidencing the amount of revenue it had (as set forth above in Section 12(e) to determine the amount of the overdue remittance if any, and such overdue remittance shall be made within one (1) business day of Seller’s request. IN the event that the Seller fails to make such overdue remittance, or fails to deliver the documents as requested by Buyer, such act shall constitute a breach of this agreement and Buyer may exercise any and all rights and remedies available under this Agreement, at law or in equity, including enforcement of its security interest; provided, however, that Buyer shall not initiate or draft ACH debits, electronic checks, or other withdrawals from any Seller account.

e.	Subject to arbitration as provided in Section 28 of this Agreement, all rights, powers and remedies of Buyer in connection with this Agreement may be exercised at any time by Buyer after the occurrence of breach, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

14.	Modifications, Amendments. No modification, amendment, waiver or consent of any provision of this Agreement shall be effective unless the same is in writing and signed by all Parties.

15.	Assignment. Buyer may assign, transfer or sell its rights to receive the Purchased Amount or delegate its duties hereunder, either in whole or in part, with or without prior written notice to Seller.

16.	Personal Guaranty of Performance. Guarantor agrees to irrevocably, absolutely and unconditionally guarantee to Buyer prompt and complete performance of the following obligations of Seller (the “Guaranteed Obligations”):

a.	Seller’s obligation to remit the Specified Percentage of its future receipts until the Purchased Amount is fully remitted to Buyer;

b.	Seller’s obligation to not (i) change the Account, (ii) add an additional Account, (iii) close the Account without the express written consent of Buyer or (iv) take any other action with the intent to interfere with Buyer’s right to receive remittances of the purchased Future Receipts;

c.	Seller’s obligation to not conduct Seller’s businesses under any name other than as disclosed to Buyer;

d.	Seller’s obligation to not change any of its places of business without prior written consent by Buyer;

e.	Seller’s obligation to not voluntarily sell, dispose, transfer or otherwise convey its business or substantially all business assets without (i) the express prior written consent of Buyer, and (ii) the written agreement of any purchaser or transferee assuming all of Seller’s obligations under this Agreement pursuant to documentation satisfactory to Buyer;

f.	Seller’s obligation to not enter into any merchant cash advance or any loan agreement that relates to or encumbers its Future Receipts with any party other than Buyer without Buyer’s prior written consent for the duration of this Agreement; and

g.	Seller’s obligation to provide truthful, accurate, and complete information as required by this Agreement.

h.	Seller’s obligation to respond to Buyer requests for additional financial records or verification materials two (2) business days of the request

17.	Guarantor Waivers. Buyer does not have to notify Guarantor of any of the following events and Guarantor will not be released from its obligations under the Agreement and this Personal Guaranty of Performance if it is not notified of: (i) Seller’s failure to timely perform any obligation under the Agreement, (ii) any adverse change in Seller’s financial condition or business, (iii) Buyer’s acceptance of the Agreement, and (iv) any renewal, extension or other modification of the Agreement or Seller’s other obligations to Buyer. In addition, Buyer may take any of the following actions without releasing Guarantor from any of its obligations under the Agreement and this Performance Guaranty: (i) renew, extend or otherwise modify the Agreement or Seller’s other obligations to Buyer, and (ii) release Seller from its obligations to Buyer. Guarantor shall not seek reimbursement from Seller or any other guarantor for any amounts paid by it under the Agreement or this Performance Guaranty. Guarantor permanently waives and shall not seek to exercise any of the following rights that it may have against Seller, or any other guarantor, for any amounts paid by it, or acts performed by it, under the Agreement or this Performance Guaranty: (i) subrogation, (ii) reimbursement, (iii) performance, (iv) indemnification, or (v) contribution.

18.	Guarantor Acknowledgement. Guarantor acknowledges that Guarantor understands the seriousness of the provisions of the Agreement, including the Jury Waiver, Class Action Waiver and Arbitration sections.

19.	Notices.

a.	Notices from Buyer. Buyer may send any notices, disclosures, terms and conditions, other documents, and any future changes to Seller and Guarantor (as applicable) by regular mail or by e-mail, at Buyer’s option and Seller and Guarantor each consent to such electronic delivery. Notices sent by e-mail are effective when sent. Notices sent by regular mail become effective three days after mailing to Seller’s address set forth in this Agreement.

b.	Notices from Seller and Guarantor. Subject to Section 4 of this Agreement, Seller and Guarantor may send any notices to Buyer by e-mail only upon the prior written consent of Buyer, which consent may be withheld or revoked at any time in Buyer’s sole discretion. Otherwise, any notices or other communications from Seller and Guarantor to Buyer must be delivered by certified mail, return receipt requested, to Buyer’s address set forth in this Agreement. Notices sent to Buyer shall become effective only upon receipt by Buyer.

20.	Binding Effect, Governing Law, Venue and Jurisdiction. This Agreement shall be binding upon and inure to the benefit of Seller, Buyer, Guarantor and their respective successors and assigns, except that neither Seller nor Guarantor shall not have the right to assign its respective rights hereunder or any interest herein without the prior written consent of Buyer which consent may be withheld in Buyer’s sole discretion. Except as set forth in the Arbitration section, this Agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to any applicable principles of conflicts of law. Seller and Guarantor understand and agrees that (i) Buyer is located in New York, (ii) Buyer makes all decisions from Buyer’s office in New York, (iii) the Agreement is made in New York (that is, no binding contract will be formed until Buyer receives and accepts Seller’s signed Agreement in New York, and (iv) Seller’s remittances are not accepted until received by Buyer in New York. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach of this Agreement, shall, if Buyer so elects, be instituted in any state court sitting in New York (the “Acceptable Forums”). Seller and Guarantor hereby waive their right to remove any action commenced by Buyer in connection to this Agreement to any federal court. Seller and Guarantor agree that the Acceptable Forums are convenient to it, and submit to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Seller and Guarantor waive any right to oppose any motion or application made by Buyer to transfer such proceeding to an Acceptable Forum. Buyer, Seller and Guarantor further agree that the mailing by certified or registered mail, of any process required by any such court will constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court, but without invalidating service performed in accordance with such other provisions.

21.	Survival of Representations, Warranties and Covenants. All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force until all obligations under this Agreement shall have been satisfied in full.

22.	Interpretation. All parties hereto have had the opportunity to review this Agreement with an attorney of their own choosing and have relied only on their own attorney’s guidance and advice or have been provided sufficient opportunity to have an attorney of their choosing review the Agreement. No construction determinations shall be made against Buyer as drafter.

23.	Entire Agreement and Severability. This Agreement embodies the entire agreement among Seller, Guarantor, and Buyer and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any of the provisions in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any other provision contained herein shall not in any way be affected or impaired.

24.	Execution. Facsimile signatures, or any other electronic means reflecting the party’s signature hereto, shall be deemed acceptable for all purposes. The parties agree that if a duly authorized representative of each of the parties signs this Agreement and transmits such Agreement to the other party via facsimile or electronically transmitted portable document format, such transmission shall be treated in all manner and respects as an original signature (or counterpart thereof) and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of a party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or electronic transmission in portable document format to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or electronic transmission in portable document format as a defense to this Agreement and each such party forever waives any such defense. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement.

25.	Authorization to Contact.

a.	Authorization to Contact by Phone. Seller and Guarantor authorize Buyer, its affiliates, agents and independent contractors to contact Seller or Guarantor at any telephone number Seller or Guarantor provide to Buyer or from which Seller or Guarantor places a call to Buyer, or any telephone number where Buyer believes it may reach Seller or Guarantor, using any means of communication, including but not limited to calls or text messages to mobile, cellular, wireless or similar devices or calls or text messages using an automated telephone dialing system and/or artificial voices or prerecorded messages, even if Seller or Guarantor incurs charges for receiving such communications.

b.	Authorization to Contact by Other Means. Seller and Guarantor also agree that Buyer, its affiliates, agents and independent contractors, may use any other medium not prohibited by law including, but not limited to, mail, e−mail and facsimile, to contact Seller and Guarantor. Seller and Guarantor expressly consent to conduct business by electronic means.

26.	JURY WAIVER. THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR ITS ENFORCEMENT, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. THE PARTIES ACKNOWLEDGE THAT EACH PARTY MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ACKNOWLEDGE THEIR RIGHT TO REVIEW THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.

27.	CLASS ACTION WAIVER. BUYER, SELLER, AND EACH GUARANTOR ACKNOWLEDGE AND AGREE THAT THE AMOUNT AT ISSUE IN THIS TRANSACTION AND ANY DISPUTES THAT ARISE BETWEEN THEM ARE LARGE ENOUGH TO JUSTIFY DISPUTE RESOLUTION ON AN INDIVIDUAL BASIS. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTIES AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. TO THE EXTENT ANY PARTY IS PERMITTED BY LAW OR A COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES AGREE THAT:

(I) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS’ FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT), AND (II) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

28.	ARBITRATION. IF BUYER, SELLER OR ANY GUARANTOR REQUESTS, THE OTHER PARTIES AGREE TO ARBITRATE ALL DISPUTES AND CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT. IF BUYER, SELLER OR ANY GUARANTOR SEEKS TO HAVE A DISPUTE SETTLED BY ARBITRATION, THAT PARTY MUST FIRST SEND TO ALL OTHER PARTIES, BY CERTIFIED MAIL, A WRITTEN NOTICE OF INTENT TO ARBITRATE. IF BUYER, SELLER OR ANY GUARANTOR DO NOT REACH AN AGREEMENT TO RESOLVE THE CLAIM WITHIN 30 DAYS AFTER THE NOTICE IS RECEIVED, BUYER, SELLER OR ANY GUARANTOR MAY COMMENCE AN ARBITRATION PROCEEDING WITH THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) OR THE FORUM. A COPY OF THE APPLICABLE RULES MAY BE FOUND AT HTTPS://WWW.ADR.ORG/RULES UNDER COMMERCIAL ARBITRATION RULES. EACH PARTY SHALL BEAR ITS OWN EXPENSES REGARDING ARBITRATION FILING FEES AND, EXCEPT AS PROVIDED IN THE NEXT SENTENCE, THE PARTIES AGREE TO EQUALLY SHARE ADMINISTRATIVE COSTS AND ARBITRATOR FEES. IF THE ARBITRATOR FINDS THAT EITHER THE SUBSTANCE OF THE CLAIM RAISED BY SELLER OR GUARANTOR OR THE RELIEF SOUGHT BY SELLER OR GUARANTOR IS IMPROPER OR NOT WARRANTED, AS MEASURED BY THE STANDARDS SET FORTH IN FEDERAL RULE OF PROCEDURE 11(B), THEN BUYER WILL PAY THESE FEES ONLY IF REQUIRED BY THE AAA OR FORUM RULES. SELLER AND GUARANTOR AGREE THAT, BY ENTERING INTO THIS AGREEMENT, THEY ARE WAIVING THE RIGHT TO TRIAL BY JURY. BUYER, SELLER OR ANY GUARANTOR MAY BRING CLAIMS AGAINST ANY OTHER PARTY ONLY IN THEIR INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. FURTHER, BUYER, SELLER AND ANY GUARANTOR AGREE THAT THE ARBITRATOR MAY NOT CONSOLIDATE PROCEEDINGS FOR MORE THAN ONE PERSON’S CLAIMS, AND MAY NOT OTHERWISE PRESIDE OVER ANY FORM OF A REPRESENTATIVE OR CLASS PROCEEDING, AND THAT IF THIS SPECIFIC PROVISION DEALING WITH THE PROHIBITION ON CONSOLIDATED, CLASS OR AGGREGATED CLAIMS IS FOUND UNENFORCEABLE, THEN THE ENTIRETY OF THIS ARBITRATION CLAUSE SHALL BE NULL AND VOID. THIS AGREEMENT TO ARBITRATE IS GOVERNED BY THE FEDERAL ARBITRATION ACT AND NOT BY ANY STATE LAW REGULATING THE ARBITRATION OF DISPUTES. THIS AGREEMENT IS FINAL AND BINDING EXCEPT TO THE EXTENT THAT AN APPEAL MAY BE MADE UNDER THE FAA. ANY ARBITRATION DECISION RENDERED PURSUANT TO THIS ARBITRATION AGREEMENT MAY BE ENFORCED IN ANY COURT WITH JURISDICTION. THE TERMS “DISPUTES” AND “CLAIMS” SHALL HAVE THE BROADEST POSSIBLE MEANING.

29.	RIGHT TO OPT OUT OF ARBITRATION. SELLER AND GUARANTOR(S) MAY OPT OUT OF THE ARBITRATION PROVISION ABOVE. TO OPT OUT OF THE ARBITRATION CLAUSE, SELLER AND EACH GUARANTOR MUST SEND BUYER A NOTICE THAT THE SELLER AND EACH GUARANTOR DOES NOT WANT THE CLAUSE TO APPLY TO THIS AGREEMENT. FOR ANY OPT OUT TO BE EFFECTIVE, SELLER AND EACH GUARANTOR MUST SEND AN OPT OUT NOTICE TO THE FOLLOWING ADDRESS BY REGISTERED MAIL, WITHIN 14 DAYS AFTER THE DATE OF THIS AGREEMENT: 17 STATE STREET, SUITE 630, NEW YORK, NEW YORK 10004 ATTENTION: SAMSON MCA LLC

ELLER REMITTANCE OBLIGATION

FOR SELLER-INITIATED REMITTANCES

[ONYX CAPITAL TEQUILA PARTNERS IV LLC dba ONYX CAPITAL TEQUILA PARTNERS IV, LLC / KAT FABRICATORS] agrees to remit to Samson MCA LLC (Buyer) the Specified Percentage of Seller’s Future Receipts on each Remittance Date, on a daily or weekly basis as indicated in the Periodic Frequency set forth above, by initiating an electronic funds transfer or wire transfer from Seller’s bank account(s) to a deposit account designated in writing by Buyer. Buyer will not initiate any debits from Seller’s bank account(s). Within two (2) business days of a request made by Buyer, Seller shall deliver to Buyer complete backup documentation supporting that remittance, which may include, without limitation, bank statements or transaction details for each account into which Future Receipts are deposited, sales and revenue reports (including POS or general ledger summaries), and payment card/processor statements, as reasonably necessary for Buyer to verify that the remittance corresponds to the Specified Percentage of Seller’s Future Receipts or the applicable Periodic Amount. Time is of the essence with respect to this obligation. Failure to provide such backup documentation as required herein constitutes a breach and an event of default under this Agreement and entitles Buyer to exercise any and all rights and remedies available to Buyer under this Agreement, at law or in equity.

Seller shall ensure that each required remittance is received by Buyer on the applicable Remittance Date and shall maintain sufficient funds to complete such remittances. Failure to remit the required amounts when due constitutes a breach of this Agreement, subject to any reconciliation or adjustment rights expressly provided elsewhere herein. Within two business days of Buyer’s request, Seller shall deliver to Buyer complete backup documentation supporting, which shall include, at a minimum, copies of then-available bank or processor confirmations or reports evidencing the remitted amount, sales or revenue reports, and such other evidence as may reasonably substantiate the remittance and Seller’s corresponding receipts. The foregoing documentation and information delivery obligations are absolute and unconditional obligations of Seller and, for the avoidance of doubt, . Time is of the essence with respect to Seller’s obligations in this paragraph. Seller’s failure to timely deliver the or to timely provide any requested financial records or information as required herein shall constitute an breach and under this Agreement and shall immediately entitle Buyer, without further notice or opportunity to cure, to exercise any and all rights and remedies available to Buyer under this Agreement, at law or in equity, including the remedies set forth under “Remedies for Seller’s Breach of this Agreement.” For the avoidance of doubt, Seller does not grant Buyer any authorization to debit Seller’s account(s), and Buyer will not initiate ACH debits or e-checks.

Remittance Instructions: Buyer will provide Seller with written notice of the deposit account to which remittances shall be made (the “Designated Account”) and may update the Designated Account upon written notice to Seller. Seller shall remit the Specified Percentage only to the Designated Account and shall update its payment settings promptly upon receipt of any such notice.

These remittance obligations remain in full force and effect until Buyer has received the Purchased Amount and all applicable fees and charges due under this Agreement. This section does not create or evidence any authorization for Buyer to debit Seller’s account(s).

Seller Information: Seller’s Name: ONYX CAPITAL TEQUILA PARTNERS IV LLC dba ONYX CAPITAL TEQUILA PARTNERS IV, LLC / KAT FABRICATORS

APEX PRYME CAPITAL, LLC

By:	/s/ ROBERT A. FINLEY
ROBERT A. FINLEY JR, Member

JLG MERGERS AND ACQUISITIONS LLC

By:	/s/ SCOTT W. HARTMAN
SCOTT W. HARTMAN, Member

Seller’s Tax ID: 88-2714725

EXCEPTIONAL DELIVERY AND PERFORMANCE ADDENDUM

Samson MCA LLC offers a discount for exceptional performance under your Sale of Future Receipts Agreement!

Pursuant to your Agreement with us, you are delivering 4% of your Future Receipts to us. Your Agreement provides you with the right to obtain an adjustment to the amount that you remit to us each day to reflect your actual Future Receipts. We also offer a discount if you elect to deliver the Purchased Amount of Future Receipts according to our exceptional performance schedule:

Exceptional Performance Schedule

Within 1-30 calendar days of financing	$1,575,050.00
Within 31-60 calendar days of financing	$1,603,950.00
Within 61-90 calendar days of financing	$1,632,850.00
Within 91-120 calendar days of financing	$1,661,750.00
Within 121-150 calendar days of financing	$1,690,650.00
Within 151 - 180 calendar days of financing	$1,719,550.00

Please be advised that this Exceptional Performance Option will be unavailable if:

●	The funds come from Samson MCA LLC, an affiliate, assignee, or any another funding company in the form of a business loan or a merchant cash advance.

●	There has been a modification to your agreement with Samson MCA LLC.

●	There has been a breach or default of your agreement with Samson MCA LLC.

If you are interested in participating in our Exceptional Performance Option, please sign below and return this letter to us.

Agreement of Seller/Business:

Business: ONYX CAPITAL TEQUILA PARTNERS IV LLC dba ONYX CAPITAL TEQUILA PARTNERS IV, LLC / KAT FABRICATORS

Agreed to by: ROBERT A. FINLEY JR (Signature), its Managing Member (Title)

Agreed to by: SCOTT W. HARTMAN (Signature), its M.D. (Title)

AGREED AND ACKNOWLEDGED:

APEX PRYME CAPITAL, LLC

By:	/s/ ROBERT A. FINLEY JR
ROBERT A. FINLEY JR, Member

JLG MERGERS AND ACQUISITIONS LLC

By:	/s/ SCOTT W. HARTMAN
SCOTT W. HARTMAN, Member

Print Name: ROBERT A. FINLEY JR

Print Name: SCOTT W. HARTMAN

Company Name: ONYX CAPITAL TEQUILA PARTNERS IV LLC dba ONYX CAPITAL TEQUILA PARTNERS IV, LLC / KAT FABRICATORS

Address: 3424 DILIDO RD DALLAS , TX 75228

Office Phone: 646-642-9952